NEWS RELEASE

Contact: Robert B. Crowl, EVP, Chief Financial Officer, 856.691.7700

SUN BANCORP, INC. ANNOUNCES RESULTS OF
ANNUAL MEETING OF SHAREHOLDERS

VINELAND, NJ – November 1, 2010 – Sun Bancorp, Inc. (NASDAQ:SNBC) reported that its Annual Meeting of Shareholders was held today.  At the meeting, shareholders of the Company elected Bernard A. Brown, Wilbur L. Ross, Jr., Sidney R. Brown, Peter Galetto, Jr., Anne E. Koons, Douglas J. Heun, Jeffrey S. Brown, Alfonse M. Mattia, Eli Kramer, and Thomas X. Geisel as directors, each for a one-year term. Shareholders also approved (i) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000 shares; (ii) the approval of the Private Placement transaction, including the issuance of shares of common stock upon the conversion of the Company’s recently issued shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B, as contemplated by the securities purchase agreements described in the Proxy Statement and for purposes of NASDAQ Listing Rule 5635; (iii) the Company’s 2010 Stock-Based Incentive Plan; (iv) the Company’s 2010 Performance Equity Plan; (v) the granting of discretionary authority to adjourn the Annual Meeting in certain circumstances and (vi) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.6 billion asset bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

###

Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
856.691.7700 • www.sunnb.com • Member FDIC • Equal Housing Lender